Exhibit 10.9

KAR Holdings, Inc.

Conversion Option Plan

SECTION 1.

PURPOSE

The purpose of this Plan (as such term and any other capitalized terms used herein without definition are defined in Section 2) is to allow certain Employees and Consultants of the Company and its Subsidiaries who hold existing stock options to purchase shares of Axle Holdings, Inc. common stock to convert such stock options into options to purchase Common Stock. Such conversion will occur in connection with the transactions by which Axle Holdings, Inc. will become a Subsidiary. Following the conversion of such stock options into Options, no other Options shall be granted under this Plan.

SECTION 2.

DEFINITIONS

Whenever used herein, the following terms shall have the respective meanings set forth below:

Act: the Securities Act of 1933, as amended.

Adjustment Event: shall mean any stock dividend, stock split or share combination of, or extraordinary cash dividend on, the Common Stock, or any recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares affecting the Common Stock, or any issuance of any warrants or rights offering (other than any such issuance or offering under the Plan) to purchase Common Stock at a price materially below Fair Market Value, or any other similar event affecting the Common Stock.

Award: shall mean individually or collectively, a grant of Options under the Plan.

Award Agreement: any written agreement, contract, or other instrument or document evidencing an Award.

Axle LLC Agreement: the amended and restated limited liability company agreement of Axle Holdings II, LLC, as amended from time to time.

Board: the Board of Directors of the Company.

Cause: (i) the refusal or neglect of the Participant to perform substantially his or her employment-related duties, (ii) the Participant’s personal dishonesty, incompetence, willful misconduct or breach of fiduciary duty, (iii) the Participant’s conviction of or entering a plea of guilty or nolo contendere (or any applicable equivalent thereof) to a crime constituting a felony (or a crime or offense of equivalent magnitude in any jurisdiction) or his or her willful violation of any other law, rule, or regulation (other than a traffic violation or other offense or violation outside of the course of employment which in no way adversely affects the Company or any Subsidiary or its reputation or the ability of the Participant to perform his or her employment related duties or to represent the Company or any Subsidiary) (iv) the Participant’s failure to reasonably cooperate, following a request to do so by the Company, in any internal or governmental investigation of the Company or any of its Subsidiaries or (v) the material breach by the Participant of any covenant or agreement with the Company or any Subsidiary, or any written policy of the Company or any Subsidiary, not to disclose any information pertaining to the Company or any Subsidiary or not to compete or interfere with the Company or any Subsidiary; provided that, with respect to any Participant who is party to an employment agreement with the Company or any Subsidiary, “Cause” shall have the meaning specified in such Participant’s employment agreement or, in the case of any such Participant who is not party to an employment agreement but is a party to the Shareholders Agreement, “Cause” shall have the meaning specified in the Shareholders Agreement.

Code: the Internal Revenue Code of 1986, as amended.

Committee: the Compensation Committee of the Board or, if there shall not be any such committee then serving, the Board.

Common Stock: the common stock of the Company, par value $.01 per share.

Company: KAR Holdings, Inc., a Delaware corporation, and any successor thereto.

Consultant: any independent contractor providing services to the Company or any Subsidiary.

Disability: the termination of a Participant’s employment with the Company or any Subsidiary as a result of such Participant’s incapacity due to reasonably documented physical or mental illness that shall have prevented such Participant from performing his duties for the Company on a full-time basis for more than six months and within 30 days after written notice of termination has been given to such Participant, such Participant shall not have returned to the full time performance of his duties. The date of termination in the case of a termination due to “Disability” shall be deemed to be the last day of the aforementioned 30-day period. Notwithstanding the foregoing, (i) with respect to any Participant who is a party to an employment agreement with the Company or any Subsidiary, “Disability” shall have the meaning, if any, specified in such Participant’s employment agreement or, with respect to any such Participant who is not party to an employment agreement but is a party to the Shareholders Agreement, “Disability” shall have the meaning, if any, specified in the Shareholders Agreement, and (ii) in the event a Participant whose employment with the Company terminates due to Disability continues to serve as a director of or a consultant to the Company, such Participant’s employment with the Company shall not be deemed to have terminated for purposes of the Plan or any Award Agreement evidencing Awards granted to such Participant until the date as of which such Participant’s services as a director of and consultant to the Company shall have also terminated.

Employee: any officer or other key employee of the Company or any Subsidiary.

Exit Event: shall mean an “Exit Event” as defined in the Axle LLC Agreement.

Exit Event Price: the price per share of Common Stock paid in conjunction with any transaction resulting in an Exit Event (as determined in good faith by the Committee if any part of the price is paid other than in cash).

Fair Market Value: if no Initial Public Offering has occurred, the fair market value of a share of Common Stock as determined in accordance with the Shareholders Agreement. Following an Initial Public Offering, the Fair Market Value, on any date of determination, shall mean the average of the closing sales prices for a share of Common Stock as reported on a national exchange for each of the ten business days preceding the date of determination or the average of the last transaction prices for a share of Common Stock as reported on a nationally recognized system of price quotation for each of the ten business days preceding the date of determination. In the event that there are no Common Stock transactions reported on such exchange or system on such business day, Fair Market Value shall mean the closing price on the immediately preceding date on which Common Stock transactions were so reported.

Good Reason: the termination of a Participant’s employment with the Company or any Subsidiary shall be for “Good Reason” if such Participant voluntarily terminates his or her employment with the Company or any Subsidiary as a result of either of the following: (i) without such Participant’s prior written consent, a significant reduction by the Company or any Subsidiary of his or her current salary, other than any such reduction which is (A) required by law or (B) part of a general salary reduction or other concessionary arrangement affecting all employees or affecting the group of employees of which the Participant is a member (after receipt by the Company or such Subsidiary of written notice and the expiration of a 20-day cure period) or (ii) the taking of any action by the Company or any Subsidiary that would substantially diminish the aggregate value of the benefits provided him or her under the Company’s or such Subsidiary’s accident, disability, life insurance and any other employee benefit plans in which he or she was participating on the date of his or her execution of the applicable Award agreement, other than any such reduction which is (A) required by law, (B) implemented in connection with a general reduction affecting all employees or affecting the group of employees of which the Participant is a member (after receipt by the Company of written notice from such Participant and a 20-day cure period), (C) generally applicable to all beneficiaries of such plans (after receipt by the Company of written notice from such Participant and a 20-day cure period) or (D) in accordance with the terms of any such plan; provided that, with respect to any Participant who is party to an employment agreement with the Company or any Subsidiary, “Good Reason” shall have the meaning, if any, specified in such Participant's employment agreement or, in the case of any such Participant who is not party to an employment agreement but is a party to the Shareholders Agreement, “Good Reason” shall have the meaning, if any, specified in the Shareholders Agreement.

Kelso: Kelso Investment Associates VII, L.P.

Kelso Entities: collectively, Kelso and KEP VI, LLC.

Initial Public Offering: shall mean an “Initial Public Offering” as defined in the Shareholders Agreement.

Option: the right to purchase Common Stock pursuant to the terms of the Plan at a stated price for a specified period of time. For purposes of the Plan, an Option may be either (i) an “Incentive Stock Option” within the meaning of Section 422 of the Code (an “Incentive Stock Option”) or (ii) an Option which is not an Incentive Stock Option (a “Non-Qualified Stock Option”).

Participant: any Employee designated by the Committee to receive an Award under the Plan.

Permitted Transferee: a transferee permitted under Section 1.3 or 1.4 of the Shareholders Agreement.

Plan: this KAR Holdings, Inc. Conversion Option Plan, as set forth herein and as the same may be amended from time to time in accordance with its terms.

Registration Rights Agreement: the Registration Rights Agreement, dated as of April 20, 2007, among the Company, KAR Holdings II, LLC and certain other stockholders of the Company, as it may be amended from time to time.

Retirement: the voluntary termination of a Participant’s employment with the Company or any Subsidiary (other than for Cause) on or after the date the Participant attains age 65. Notwithstanding the foregoing, (i) with respect to any Participant who is a party to an employment agreement with the Company or any Subsidiary, “Retirement” shall have the meaning, if any, specified in such Participant’s employment agreement or, with respect to any such Participant who is not party to an employment agreement but is a party to the Shareholders Agreement, “Retirement” shall have the meaning, if any, specified in the Shareholders Agreement, and (ii) in the event a Participant whose employment with the Company terminates due to Retirement continues to serve as a director of or a consultant to the Company, such Participant’s employment with the Company shall not be deemed to have terminated for purposes of the Plan or any Option agreement evidencing Options granted to such Participant until the date as of which such Participant’s services as a director of and consultant to the Company shall have also terminated, at which time the Participant shall be deemed to have terminated employment due to retirement.

Shareholders Agreement: the Shareholders Agreement, dated as of April 20, 2007, among the Company, KAR Holdings II, LLC and certain other stockholders of the Company, as it may be amended from time to time.

Subsidiary: any corporation a majority of whose outstanding voting securities is owned, directly or indirectly, by the Company.

Voluntary Resignation: the termination of a Participant’s employment with the Company or any Subsidiary by the Participant other than for Good Reason (provided that the time of such termination the Company does not have the right to terminate the Participant for Cause); provided that, with respect to any Participant who is a party to an employment agreement with the Company or any Subsidiary, “Voluntary Resignation” shall have the meaning, if any, specified in such Participant’s employment agreement.

SECTION 3.

ELIGIBILITY AND PARTICIPATION

Participants in the Plan shall be those Employees and Consultants selected by the Committee to participate in the Plan. The selection of an Employee or Consultant as a Participant shall neither entitle such Employee or Consultant to, nor disqualify such Employee or Consultant from, participation in any other award or incentive plan of the Company or any Subsidiary.

SECTION 4.

ADMINISTRATION

4.1. Power to Grant and Establish Terms of Awards. The Committee shall have the discretionary authority, subject to the terms of the Plan, to determine the Employees and Consultants to whom Awards shall be granted (which may include Employees who are members of the Committee) and the terms and conditions of any and all Awards, including, but not limited to, the number of shares of Common Stock covered by each Option, the time or times at which Awards shall be granted and the terms and provisions of the instruments by which Awards shall be evidenced and to designate Options as Incentive Stock Options or Non-Qualified Stock Options. The Committee may condition the grant of an Award upon a Participant's execution of the Shareholders Agreement and Registration Rights Agreement. The proper officers of the Company may suggest to the Committee the Participants who should receive Awards. The terms and conditions of each Award grant shall be determined by the Committee at the time of grant. The Committee may establish different terms and conditions for different Participants receiving Awards and for the same Participant for each Award such Participant may receive, whether or not granted at the same or different times. The grant of any Award to any Employee or Consultant shall neither entitle such Employee or Consultant to, nor disqualify him from, the grant of any other Award.

4.2. Substitute Awards. The Committee shall have the right to grant, in substitution for outstanding Awards, replacement Awards which may contain terms more favorable to the Participant than the Awards they replace and to cancel replaced Awards.

4.3. Administration. The Committee shall be responsible for the administration of the Plan. Any Awards granted by the Committee may be subject to such conditions, not inconsistent with the terms of the Plan, as the Committee shall determine, in its sole discretion. The Committee shall have discretionary authority to prescribe, amend and rescind rules and regulations relating to the Plan, to provide for conditions deemed necessary or advisable to protect the interests of the Company, to interpret the Plan and to make all other determinations necessary or advisable for the administration and interpretation of the Plan and to carry out its provisions and purposes. Determinations, interpretations or other actions made or taken by the Committee pursuant to the provisions of the Plan shall be final, binding and conclusive for all purposes and upon all persons and shall be given deference in any proceeding with respect thereto. The Committee may consult with legal counsel, who may be counsel to the Company, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel.

SECTION 5.

STOCK SUBJECT TO PLAN

5.1. Number. Subject to the provisions of Section 5.3, the number of shares of Common Stock subject to Options under the Plan may not exceed 296,745 shares. The shares of Common Stock to be delivered under the Plan may consist, in whole or in part, of shares held in treasury or authorized but unissued shares not reserved for any other purpose. All shares available for issuance under the Plan may be made subject to the grant of Incentive Stock Options.

5.2. Canceled, Terminated or Forfeited Awards. Any shares of Common Stock subject to an Award which for any reason expires or is canceled, terminated, forfeited, exchanged, surrendered, substituted for or otherwise settled without the issuance of such shares of Common Stock shall again be available for grant under the Plan.

5.3. Adjustment in Capitalization. The aggregate number of shares of Common Stock available for grants of Awards under Section 5.1 or subject to outstanding Award grants and the respective prices and/or vesting criteria applicable to outstanding Awards shall be proportionately adjusted to reflect, as deemed equitable and appropriate by the Committee, each Adjustment Event. To the extent deemed equitable and appropriate by the Committee, in its good faith judgment, and subject to any required action by stockholders, in any Adjustment Event (other than an Exit Event), any Award granted under the Plan shall pertain to the securities or other property to which a holder of the number of shares of Common Stock covered by the Award would have been entitled to receive in connection with such event.

SECTION 6.

STOCK OPTIONS

6.1. Grant of Options. Options may be granted to Participants at such time or times as shall be determined by the Committee, provided that any such grants are conditioned upon the Participant's execution of the Registration Rights Agreement and Shareholders Agreement. Options granted pursuant to this Plan may be of two types: (i) Incentive Stock Options and (ii) Non-Qualified Stock Options. The date of grant of an Option under the Plan will be the date on which the Option is awarded by the Committee or, if so determined by the Committee on the date of award of an Option, the date on which occurs any event the occurrence of which is an express condition precedent to the grant of the Option. The Committee shall determine the number of Options, if any, to be granted to a Participant. Each Option shall be evidenced by an Option agreement that shall specify the type of Option granted, the exercise price, the duration of the Option, the number of shares of Common Stock to which the Option pertains, the conditions upon which the Options or any portion thereof shall become vested or exercisable and otherwise shall be in substantially the form of the Option agreement attached hereto as Exhibit A, subject to such changes not inconsistent with the Plan as the Committee shall determine, in its good faith judgment, to be equitable and appropriate.

6.2. Option Price. Non-Qualified Stock Options and Incentive Stock Options granted pursuant to the Plan shall have an exercise price per share of Common Stock determined by the Committee; provided that such per share exercise price may not be less than the Fair Market Value of a share of Common Stock on the date the Option is granted. No Incentive Stock Option shall be granted to any employee of the Company or any of its Subsidiaries if such employee owns, immediately prior to the grant of the Incentive Stock Option, stock representing more than 10 percent of the voting power or more than 10 percent of the value of all classes of stock of the Company or a Subsidiary, unless the purchase price for the stock under the Incentive Stock Option shall be at least 110 percent of its Fair Market Value at the time such Incentive Stock Option is granted and the Incentive Stock Option, by its terms, shall not be exercisable more than five years from the date it is granted. In determining the stock ownership under the paragraph, the provisions of Section 424(d) of the Code shall be controlling.

6.3. Exercise of Options. Options awarded to a Participant under the Plan shall be exercisable at such times and shall be subject to such restrictions and conditions, including the performance of a minimum period of service or the satisfaction of performance goals, as the Committee may impose at the time of grant of such Options, subject to the Committee’s right to accelerate the exercisability of such Options in its discretion. Notwithstanding the foregoing, no Option shall be exercisable on or after the tenth anniversary of the date on which it is granted. Except as may be provided in any provision approved by the Committee pursuant to this Section 6.3, after becoming exercisable, each installment of an Option shall remain exercisable until expiration, termination or cancellation of the Option. Subject to Section 9.7, an Option may be exercised from time to time, in whole or in part, up to the total number of shares of Common Stock with respect to which it is then exercisable.

6.4. Payment. The Committee shall establish procedures governing the exercise of Options, which shall require that (x) as a condition to the issuance of any shares of Common Stock upon the exercise of the Options prior to an Initial Public Offering, the Participant (or any other person or entity entitled to exercise the Options) become a party to the Shareholders Agreement and the Registration Rights Agreement with respect to such shares, (y) written notice of exercise be given to the Company and

(z) the Option exercise price be paid in full at the time of exercise in one of the following ways: (i) in cash or cash equivalents, (ii) with the consent of the Committee, in shares of Common Stock, valued at the Fair Market Value on the date of exercise, or (if permitted by the Committee and subject to such terms and conditions as it may determine) by surrender of outstanding Awards under the Plan, or (iii) the Committee may permit such payment of exercise price by any other method it deems satisfactory in its discretion (including by permitting broker's cashless exercise procedure). Subject to Section 9.4, as soon as practicable after receipt of a written exercise notice, payment of the Option exercise price and receipt of evidence of the Participant's execution of the Shareholders Agreement and the Registration Rights Agreement in accordance with this Section 6.4, the Company shall deliver to the Participant a certificate or certificates representing the acquired shares of Common Stock.

6.5. Repurchase of Options. Upon any termination of a Participant’s employment with the Company or any Subsidiary, the Company may repurchase all or any portion of the Options then held by such Participant in accordance with the terms of the Shareholders Agreement.

6.6. Termination of Unvested Options. Subject to Section 6.10, upon the termination of a Participant’s employment, any Options that are not then exercisable shall terminate and be cancelled effective upon the date of such termination.

6.7. Termination of Employment Without Cause or for Good Reason. Subject to Sections 6.5 and 6.10, in the event a Participant’s employment with the Company or any Subsidiary is terminated by the Company without Cause or by the Participant for Good Reason, any Options granted to such Participant which, on or prior to the date of such termination, have become exercisable in accordance with Section 6.3, may be exercised at any time during the 60 day period following the Participant’s termination of employment or the expiration of the term of the Options, whichever period is shorter, and shall terminate immediately thereafter.

6.8. Termination of Employment Due to Death, Disability or Retirement. Subject to Sections 6.5 and 6.10, in the event a Participant’s employment with the Company or any Subsidiary terminates by reason of Retirement, death or Disability, any Options granted to such Participant which on or prior to the date of such termination, have become exercisable in accordance with Section 6.3, may be exercised by the Participant or the Participant’s designated beneficiary (or, if no such beneficiary is named, in accordance with Section 9.2) at any time prior to the first anniversary of the Participant’s termination of employment or the expiration of the term of the Options, whichever period is shorter, and shall terminate immediately thereafter.

6.9. Termination of Employment For Cause or Due to Voluntary Resignation. Subject to Section 6.5, in the event a Participant’s employment with the

Company or any Subsidiary is terminated for Cause or due to Voluntary Resignation, all Options granted to such Participant which are then outstanding (whether or not exercisable on or prior to the date of such termination) shall be immediately forfeited and cancelled.

6.10. Committee Discretion. Notwithstanding anything else contained in this Section 6 to the contrary, the Committee may permit all or any portion of any Options to be exercised following a Participant’s termination of employment for any reason on such terms and subject to such conditions not less favorable to such Participant than those terms and conditions provided for herein or in the Option agreement evidencing the grant to such Participant of the applicable Options, as the Committee shall determine for a period up to and including, but not beyond, the expiration of the term of such Options.

SECTION 7.

EXIT EVENT

7.1. Accelerated Vesting and Payment. Unless otherwise determined by the Committee at the time of grant, but subject to Section 7.2, in the event of an Exit Event, each Option that, by its terms, becomes exercisable solely upon the completion of a stated period of service (whether or not then exercisable), together with any outstanding Options that, prior to or in connection with such Exit Event, have become exercisable in connection with the attainment of performance objectives, shall be canceled in exchange for a payment in cash by the Company to each Option holder of an amount equal to the excess (if any) of the Exit Event Price over the exercise price for such Option. Any other Options shall be cancelled, forfeited and of no further effect.

7.2. Alternative Awards. If provided in the Option agreement evidencing the Options, no cancellation or cash settlement or other payment shall occur with respect to any Option that would otherwise have been cancelled pursuant to Section 7.1 if the Committee reasonably determines in good faith prior to the occurrence of an Exit Event that such Option shall be honored or assumed, or new rights substituted therefor (such honored, assumed or substituted award hereinafter called an “Alternative Award”) by a Participant’s employer (or the parent or a subsidiary of such employer) immediately following the Exit Event, provided that any such Alternative Award must:

(i) provide such Participant (or each Participant in a class of Participants) with rights and entitlements substantially equivalent to or better than the rights applicable under such Option, including, but not limited to, a substantially similar or better exercise or vesting schedule and substantially similar or better timing and methods of payment; and

(ii) have substantially equivalent economic value to such Option (determined at the time of the Exit Event).

7.3. Conflict with Option Agreement. With respect to any Options granted hereunder that may become exercisable upon the attainment of performance objectives (including, without limitation, specified returns with respect to the Investor Members’ (as defined in the KAR LLC Agreement) investment, directly or indirectly, in the Company and its affiliates), in the event of a conflict between this Section 7 and the terms and conditions set forth in the Award Agreement evidencing such Options, the terms and conditions set forth in the Award Agreement evidencing such Options shall control.

7.4. Limitation on Benefits. Notwithstanding anything contained in the Plan or an Option agreement to the contrary if, whether as a result of accelerated vesting, the grant of an Alternative Award or otherwise, a Participant would receive any payment, deemed payment or other benefit as a result of the operation of Section 7.1 or Section 7.2 that, together with any other payment, deemed payment or other benefit a Participant may receive under any other plan, program, policy or arrangement, would constitute an “excess parachute payment” under Section 280G of the Code, then, notwithstanding anything in this Plan to the contrary, the payments, deemed payments or other benefits such Participant would otherwise receive under Section 7.1 or Section 7.2 shall be reduced to the extent necessary to eliminate any such excess parachute payment and such Participant shall have no further rights or claims with respect thereto. If the preceding sentence would result in a reduction of the payments, deemed payments or other benefits a Participant would otherwise receive, the Company will use its good faith efforts to seek the approval of the Company’s shareholders in the manner provided for in Section 280G(b)(5) of the Code and the regulations thereunder with respect to such reduced payments or other benefits (if the Company is eligible to do so), so that such payments would not be treated as “parachute payments” for these purposes (and therefore would cease to be subject to reduction pursuant to this Section 7.4).

SECTION 8.

AMENDMENT, MODIFICATION, AND TERMINATION OF PLAN

8.1. In General. The Committee may at any time and from time to time alter, amend, suspend, or terminate the Plan in whole or in part; provided, however, that unless otherwise determined by the Committee, an amendment that requires shareholder approval in order for the Plan to continue to comply with Section 162(m) or any other law, regulation or stock exchange requirement shall not be effective unless approved by the requisite vote of stockholders. Notwithstanding the foregoing, no amendment to or termination of the Plan shall affect adversely any of the rights of any Participant, without such Participant's consent, under any Award theretofore granted under the Plan.

8.2. Public Offering. Unless otherwise determined by the Committee, in the event of an Initial Public Offering, the Committee shall have the authority to amend any outstanding Options to provide for (i) subject to Section 8.1 above, the substitution of the exercisability criteria that may relate to the Kelso Entities return on their investment with criteria based on stock price and (ii) the imposition of certain blackout periods, in each case, as the Committee shall determine to be appropriate; provided that such amendments shall preserve the economic value of the Options, as determined by the Committee in its sole good faith discretion.

SECTION 9.

MISCELLANEOUS PROVISIONS

9.1. Nontransferability of Awards. Unless the Committee shall permit (on such terms and conditions as it shall establish) an Award to be transferred to a Permitted Transferee, no Award granted under the Plan may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. All rights with respect to any Option granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant or, if permitted by the Committee, any such Permitted Transferee.

9.2. Beneficiary Designation. Each Participant under the Plan may from time to time name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid or by whom any right under the Plan is to be exercised in case of his death. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee and will be effective only when filed by the Participant in writing with the Committee during his lifetime. In the absence of any such designation, benefits remaining unpaid or Options outstanding at the Participant’s death shall be paid to or exercisable by the Participant’s surviving spouse, if any, or otherwise to or by his estate.

9.3. No Guarantee of Employment or Participation; No Additional Compensation for Loss of Rights Under Plan. Nothing in the Plan shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant’s employment or service relationship at any time, nor confer upon any Participant any right to continue in the employ of the Company or any Subsidiary. No Employee or Consultant shall have a right to be selected as a Participant, or, having been so selected, to receive any future Option grants. If any Participant’s employment or service relationship with the Company or any Subsidiary shall be terminated for any reason, such Participant shall not be entitled to any compensation or other form of remuneration with respect to such termination (except as otherwise provided herein) to compensate such Participant for the loss of any rights under the Plan notwithstanding any provision to the contrary in his or her contract of employment or consultancy.

9.4. Tax Withholding. The Company or any Subsidiary shall have the power to withhold, or require a Participant to remit to the Company or such Subsidiary promptly upon notification of the amount due, an amount sufficient to satisfy the statutory minimum federal, state, local and foreign withholding tax requirements with respect to any Option and the Company or such Subsidiary may defer payment of cash or issuance or delivery of Common Stock until such requirements are satisfied.

9.5. Indemnification. Each person who is or shall have been a member of the Board or the Committee (an “Indemnified Person”) shall, to the maximum extent provided under the Company’s By-Laws as in effect on the effective date of the Plan, be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by such Indemnified Person in connection with or resulting from any claim, action, suit or proceeding to which such Indemnified Person may be made a party or in which such Indemnified Person may be involved by reason of any action taken or failure to act under the Plan (or any option agreement) and against and from any and all amounts paid by such Indemnified Person in settlement thereof, with the Company’s approval, or paid by such Indemnified Person in satisfaction of any judgment in any such action, suit or proceeding against such Indemnified Person; provided that such Indemnified Person shall give the Company an opportunity, at its own expense, to handle and defend the same before such Indemnified Person undertakes to handle and defend the same on such Indemnified Person’s own behalf. The foregoing right of indemnification shall not be exclusive and shall be independent of any other rights of indemnification to which such Indemnified Person may be entitled under the Company’s Certificate of Incorporation or Bylaws, by contract, as a matter of law or otherwise.

9.6. No Limitation on Compensation. Nothing in the Plan shall be construed to limit the right of the Company to establish other plans or to pay compensation to its employees in cash or property.

9.7. Requirements of Law. The granting of Awards, the exercisability of any Options and the issuance of shares of Common Stock shall be subject to all applicable laws, rules, and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required.

9.8. Governing Law. The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware.

9.9. No Impact On Benefits. Awards granted under the Plan are not compensation for purposes of calculating the rights of an Employee or Consultant under any employee benefit plan.

9.10. Securities Law Compliance. Instruments evidencing the grant of Awards may contain such other provisions, not inconsistent with the Plan, as the Committee deems advisable, including a requirement that a Participant represent to the Company in writing, when such Participant receives shares upon exercise of an Option (or at such other time as the Committee deems appropriate) that such Participant is acquiring such shares (unless they are then covered by an effective registration statement filed under the Act) for such Participant’s own account for investment only and with no present intention to transfer, sell or otherwise dispose of such shares except such disposition by a legal representative as shall be required by will or the laws of any jurisdiction in winding up the estate of such Participant. Such shares shall be transferable only if the proposed transfer shall be permissible pursuant to the Plan and if, in the opinion of counsel satisfactory to the Company, such transfer at such time will be in compliance with all applicable securities laws.

9.11. Freedom of Action. Subject to Section 7, nothing in the Plan or any agreement entered into pursuant to this Plan shall be construed as limiting or preventing the Company or any Subsidiary from taking any action with respect to the operation or conduct of its business that it deems appropriate or in its best interest.

9.12. No Fiduciary Relationship. Nothing contained in the Plan and no action taken pursuant to the Plan shall create or be construed to create a trust of any kind or any fiduciary relationship between the Company or any Subsidiary and any Participant or executor, administrator or other personal representative or designated beneficiary of such Participant, or any other persons.

9.13. No Right to Particular Assets. Any reserves that may be established by the Company in connection with this Plan shall continue to be held as part of the general funds of the Company, and no individual or entity other than the Company shall have any interest in such funds until paid to a Participant.

9.14. Unsecured Creditor. To the extent that any Participant or his executor, administrator or other personal representative, as the case may be, acquires a right to receive any payment from the Company pursuant to this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company.

9.15. Code Section 409A Compliance. Notwithstanding any provision of the Plan, to the extent that any Award would be subject to Section 409A of the Code, no such Award may be granted if it would fail to comply with the requirements set forth in Section 409A of the Code. To the extent that the Committee determines that the Plan or any Award is subject to Section 409A of the Code and fails to comply with the requirements of Section 409A of the Code, notwithstanding anything to the contrary contained in the Plan or in any Award Agreement, the Committee reserves the right to amend or terminate the Plan and/or amend, restructure, terminate or replace the Award in order to cause the Award to either not be subject to Section 409A of the Code or to comply with the applicable provisions of such section.

9.16. Severability of Provisions. If any provision of this Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and this Plan shall be construed and enforced as if such provision had not been included.

9.17. Term of Plan. This Plan shall be effective as of the date of its adoption by the Board and shall expire on the tenth anniversary of such date (except as to Options outstanding on that date), unless sooner terminated pursuant to Section 8.

EXHIBIT A

FORM OF OPTION AGREEMENT

[See Exhibit 10.15 to KAR Holdings’ Registration Statement on Form S-4 filed on January 25, 2008 for the Form of Nonqualified Stock Option Agreement.]

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